Exhibit 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

Contact:	Linda A. Stacy
Principal Financial Officer
402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

LINCOLN, Nebraska (May 7, 2024) — National Research Corporation, dba NRC Health, (NASDAQ:NRC) today announced results for the first quarter 2024.

CEO Commentary

Michael Hays, Chief Executive Officer, commented: “NRC continues to be strongly positioned for growth in our expanding markets. Our decades of benchmarks and trusted thought leadership afford healthcare insights unavailable to most competitors, while our client service remains unmatched, and we continue to roll out innovative new products and technologies. Our mission to enhance outcomes and experiences for everyone in the healthcare journey, while improving our clients’ bottom lines, provides true alignment with our clients.

“Healthcare systems are facing unprecedented competition and financial pressure, magnifying the importance of every experience across their enterprise – consumer, patient, employee. Our clients want a broader experience perspective, greater strategic alignment, innovation, and actionable insights that deliver more value. Next quarter, we will launch an expanded product suite that extends across the experience spectrum, recognizing and responding to consumers, patients, and caregivers as unique individuals. Our thought leadership assets, used by hundreds of health care systems, will be coordinated under our new Chief Experience Officer, who will use her decades of health system leadership roles to deliver them in increasingly targeted ways. And our expanded sales and product technology teams are working intensely with clients to develop a new generation of solutions, many powered by generative AI, that push analytics to managers and real-time, actionable insights to front line associates. We expect to offer new AI features and solutions this year and to integrate them across our products and business over time.”

Financial Summary

Linda Stacy, Principal Financial Officer, commented on the financial results, “During the first quarter, we made significant investments in our technology, sales and service teams as we prepared to launch new products and solutions later this year. For the balance of the year, we expect to continue building our AI and other technology capabilities, as well as our sales and thought leadership resources while seeking operating efficiencies.”

NRC Announces First Quarter 2024 Results

May 7, 2024

The Company continued to execute the entire range of capital allocation alternatives, including funding innovation and growth investments, dividends, and share repurchases. During the first quarter of 2024, the Company returned $18 million to stockholders in the form of dividends and stock repurchases. Funding for organic innovation and growth investments was $4 million consisting of facilities improvements and investments in our Human Understanding solutions. The Company is highly focused on product innovation and expects to see expansion in funding for innovation and growth investments for the remainder of the year.

The Company had strong cash flow from operations during the first quarter of 2024 and, at March 31, 2024, had other sources of liquidity including borrowing availability of $23 million on its line of credit and $56 million on its delayed draw term facility. At March 31, 2024, the Company had approximately $40 million of net debt.

Dividend

The Company’s Board of Directors has declared a quarterly cash dividend of $0.12 (twelve cents) per share payable Monday, July 15, 2024, to shareholders of record as of the close of business on Friday, June 28, 2024.

Conference Call

A live simulcast of National Research Corporation’s 2024 first quarter conference call will be available online at https://events.q4inc.com/attendee/554254445 May 8, 2024, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

About NRC

For more than 40 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know each person they serve not as point-in-time insights, but as an ongoing relationship. Guided by its uniquely empathic heritage, NRC Health’s patient-focused approach, unmatched market research, and emphasis on consumer preferences are transforming the healthcare experience, creating strong outcomes for patients and entire healthcare systems. For more information, email  info@nrchealth.com, or visit www.nrchealth.com.

NRC Announces First Quarter 2024 Results

May 7, 2024

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. In this press release, the statements related to the roll out of new products, thought leadership assets, future use of AI, investment in product innovation, sales, technology, and thought leadership resources, operating efficiency, client profitability, the potential to expand Human Understanding and increase market share, and future revenue growth, and capital allocation are forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

NRC Announces First Quarter 2024 Results

May 7, 2024

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended March 31,
	2024	2023

Revenue	$35,313	$36,473

Operating expenses:
Direct	13,856	14,280
Selling, general and administrative	11,250	11,783
Depreciation and amortization	1,447	1,394
Total operating expenses	26,553	27,457

Operating income	8,760	9,016

Other income (expense):
Interest income	44	250
Interest expense	(605)	(241)
Other, net	(5)	(14)

Total other income (expense)	(566)	(5)

Income before income taxes	8,194	9,011

Provision for income taxes	1,835	2,047

Net income	$6,359	$6,964

Earnings Per Share of Common Stock:
Basic Earnings Per Share	$0.27	$0.28
Diluted Earnings Per Share	$0.27	$0.28

Weighted average shares and share equivalents outstanding

Basic	23,868	24,585
Diluted	23,963	24,738

NRC Announces First Quarter 2024 Results

May 7, 2024

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts and par value)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,699	$6,653
Accounts receivable, net	11,127	12,378
Other current assets	7,188	5,329
Total current assets	20,014	24,360

Property and equipment, net	31,530	28,205
Goodwill	61,614	61,614
Other, net	7,753	8,258
Total assets	$120,911	$122,437

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable	$7,504	$7,214
Line of credit	7,000	--
Accounts payable and accrued expenses	8,129	6,194
Accrued compensation	5,385	3,953
Deferred revenue	15,194	14,834
Dividends payable	2,865	2,906
Other current liabilities	2,773	1,102
Total current liabilities	48,850	36,203

Notes payable, net of current portion and unamortized debt issuance costs	27,569	29,470
Other non-current liabilities	7,547	7,809
Total liabilities	83,966	73,482

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock, $0.001 par value; authorized 110,000,000 shares, issued 31,078,202 in 2024 and 31,002,919 in 2023, outstanding 23,877,315 in 2024 and 24,219,887 in 2023	31	31
Additional paid-in capital	179,929	178,213
Retained earnings (accumulated deficit)	(27,036)	(30,530)

Treasury stock	(115,979)	(98,759)
Total shareholders’ equity	36,945	48,955
Total liabilities and shareholders’ equity	$120,911	$122,437